Exhibit 10.8

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT dated as of this 31st day of May, 2008, by and among by Global BPO Services Corp., a Delaware corporation (the “Company”), Deutsche Bank Securities Inc. (“Deutsche Bank”) and Robert W. Baird & Co. (“Baird”).

W I T N E S S E T H:

WHEREAS, Deutsche Bank and Baird are the record and beneficial owners of a unit purchase option for the purchase of 1,562,500 units of the Company (the “Unit Purchase Option”);

WHEREAS, the Company desires to purchase from Deutsche Bank and Baird, and Deutsche Bank and Baird desire to sell to the Company the Unit Purchase Option upon the terms and conditions and for the purchase price hereinafter set forth; and

WHEREAS, Deutsche Bank and Baird are willing to enter into the agreements set forth below in further consideration of the purchase of the Unit Purchase Option by the Company.

NOW, THEREFORE, in consideration good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Purchase of the Unit Purchase Option. Deutsche Bank and Baird hereby agree to sell, convey, transfer, assign and deliver on the date hereof to the Company, and the Company agrees to buy and accept, the Unit Purchase Option for the purchase price set forth in Section 2 below.

2. Consideration. The aggregate consideration for the Unit Purchase Option shall be $100 (the “Purchase Price”). The Purchase Price for the Unit Purchase Option shall be paid on the Closing Date (as hereinafter defined) by wire transfer by the Company to the accounts of each of Deutsche Bank and Baird. The Closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date.

3. Closing Date and Deliveries. The Closing shall occur immediately following the consummation of the merger between Stream Holdings Corporation and the Company as contemplated by that certain Agreement and Plan of Merger, by and among the Company, River Acquisition Subsidiary Corp., a Delaware corporation and wholly owned subsidiary of the Company and Stream Holdings Corporation, a Delaware corporation, dated as of January 27, 2008 (the “Closing Date”).

4. Miscellaneous.

(a) Governing Law. This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of Delaware without giving effect to principles of conflict of laws. The parties irrevocably (a) agree that any suit, action or other legal proceeding arising out of this Agreement shall be brought in the chancellery courts of the State of Delaware, or the courts of the United States located in the State of Delaware, (b)

consent to the jurisdiction of each such court in any such suit, action or proceeding, and (c) waive any objection which they, or any of them, may have to be the laying of venue of any such suit, action or proceeding in any of such courts.

(b) Severability. If any provision of this Agreement is held invalid, the remainder of this Agreement and application of such provision to other persons or circumstances shall not be affected.

(c) Benefit of Parties, Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties hereto.

(d) Headings. The headings in the Sections and paragraphs of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

(e) Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

DEUTSCHE BANK SECURITIES INC.

	By:	/s/ John Shaw
Date:	Name:	John Shaw
	Title:	Director

ROBERT W. BAIRD & CO.

	By:	/s/ Brian Doyal
Date:	Name:	Brian Doyal
Title:

GLOBAL BPO SERVICES CORP.

	By:	/s/ R. Scott Murray
Date: May 31, 2008	Name:	R. Scott Murray
	Title:	President and Chief Executive Officer

Acknowledged and Agreed to:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

/s/ Alexandra Albrecht
Name:	Alexandra Albrecht
Title:	Vice President
Date:	May 21, 2008